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                                                           Exhibit 23.4

January 16, 2002




                       CONSENT OF KEEFE, BRUYETTE & WOODS, INC.


         We hereby consent to the use of the form of our opinion letter to the Board of Directors of First Citizens Banc Corp. included as an exhibit to the Joint Proxy Statement/Prospectus relating to the proposed merger of First Citizens Banc Corp. and Independent Community Banc Corp. and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of Amendment No. 1 to the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.






                                        /s/ Keefe, Bruyette & Woods, Inc.
                                        ---------------------------------
                                        Keefe, Bruyette & Woods, Inc.